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                                                                    Exhibit 10.2

                            STOCKHOLDERS AGREEMENT
                            ----------------------


     THIS AGREEMENT is made as of December 8, 1995, by and among Centennial Communications Corp., a Delaware corporation (the "Company"), and each of the investors listed on the signature pages hereto (the "Stockholders"). Capitalized terms used herein are defined in paragraph 5 hereof.

     The Stockholders will purchase shares of the Company's Common Stock pursuant to a Purchase Agreement between the Stockholders and the Company dated as of the date hereof (the "Purchase Agreement").

     The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholders' Common Stock may be transferred. The execution and delivery of this Agreement is a condition to the Stockholders' purchase of the Company's stock pursuant to the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.   Board of Directors.
          ------------------

     (a) From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this paragraph 1 cease to be effective, each Stockholder shall vote all of its Stockholder Shares (as defined in paragraph 5 hereof) and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

          (i) subject to paragraph 1(e) below, the authorized number of directors on the Board shall be established at five directors;

          (ii)  the following persons shall be elected to the Board:

                a. two representatives designated by Centennial Fund IV, L.P., initially Adam Goldman and Steven C. Halstedt;
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                b.   two representatives designated by Telecom Partners, L.P.,
          initially Stephen W. Schovee and Robert McKenzie; and

                c. one representative designated by the Company, initially Jeffrey Rhodes.

          (iii) the removal from the Board (with or without cause) of any representative designated hereunder by a Stockholder shall be at such Stockholder's written request, but only upon such written request and under no other circumstances; and

          (iv) in the event that any representative designated hereunder by a Stockholder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by such Stockholder as provided hereunder, and

          (v) in the event that any representative designated hereunder by the Company for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Company as provided hereunder.

     (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

     (c) The rights of each Stockholder under this paragraph 1 shall terminate at such time as such Stockholder and its Permitted Transferees (as defined in paragraph 2(d) hereof) hold in the aggregate less than 80% of the Stockholder Shares held by such persons on the date hereof.

     (d) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the first to occur of (i) the tenth anniversary of the date hereof or (ii) a Qualified Public Offering (as defined in paragraph 5 hereof).

     (e) If any party fails to designate a representative to fill a directorship pursuant to the terms of paragraph 1(ii) or within 30 days after the date of any subsequent vacancy, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

     2.   Restrictions on Transfer of Stockholder Shares.
          ----------------------------------------------

     (a)  Transfer of Stockholder Shares.  No Stockholder shall sell, transfer,
          ------------------------------
assign, pledge or otherwise dispose of (a "Transfer") any interest in any Stockholder Shares except pursuant to the provisions of this paragraph 2 or pursuant to a Public Sale. Each Stockholder agrees not to consummate any Transfer (other than a Public Sale) until 30 days after the later of the delivery to the Company and the other Stockholders of such Stockholder's Offer Notice or Sale Notice (if any), unless the parties to the Transfer have been finally determined pursuant to this paragraph 4 prior to the expiration of such 30-day period (the "Election Period").

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     (b)  First Offer Right.  At least 30 days prior to making any Transfer of
          -----------------
any Stockholder Shares (other than a Public Sale), the transferring Stockholder (the "Transferring Stockholder") shall deliver a written notice (the "Offer Notice") to the Company and the other Stockholders (the "Other Stockholders"). The Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred and the proposed terms and conditions of the Transfer. First, the Company may elect to purchase all (but not less than all) of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholders and the Other Stockholders as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Stockholder Shares within such ten-day period, each Other Stockholder may elect to purchase all (but not less than all) of his Pro Rata Share (as defined below) of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within 20 days after delivery of the Offer Notice. Any Stockholder Shares not elected to be purchased by the end of such 20-day period shall be reoffered for the ten-day period prior to the expiration of the Election Period by the Transferring Stockholder on a pro rata basis to the Other Stockholders who have elected to purchase their Pro Rata Share. If the Company or any Other Stockholders have elected to purchase Stockholder Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within 15 days after the expiration of the Election Period. To the extent that the Company and the Other Stockholders have not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within 90 days after the expiration of the Election Period and subject to the provisions of subparagraph (c) below, transfer such Stockholder Shares to one or more third parties at a price no less than 95% of the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to the Company and the Other Stockholders in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, and no Stockholder Shares may be pledged except on terms and conditions satisfactory to the Stockholders. Each Stockholder's "Pro Rata Share" shall be based upon such Stockholder's proportionate ownership of all Stockholder Shares on a fully-diluted basis.

     (c)  Participation Rights.  At least 30 days prior to any Transfer of
          --------------------
Stockholder Shares (other than a Public Sale or a Transfer to the Company or the Other Stockholders pursuant to paragraph 2(b)), the Stockholder making such Transfer (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Company and the other Stockholders (the "Other Stockholders"), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Transferring Stockholder and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such person by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder and the Other Stockholders participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer.

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     For example, if the Sale Notice contemplated a sale of 100 Stockholder
     -----------
     Shares by the Transferring Stockholder, and if the Transferring Stockholder at such time owns 30% of all Stockholder Shares and if one Other Stockholder elects to participate and owns 20% of all Stockholder Shares, the Transferring Stockholder would be entitled to sell 60 shares (30%, 50% x 100 shares) and the Other Stockholder would be entitled to sell 40 shares (20%, 50% x 100 shares).

Each Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Transfer, and each Stockholder shall not transfer any of its Stockholder Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Other Stockholders.

     (d)  Permitted Transfers.  The restrictions contained in this paragraph 2
          -------------------
shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder among its Affiliates (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this paragraph 2 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred. "Affiliate" of a Stockholder means any other person, entity or investment fund controlling, controlled by or under common control with the Stockholder and any partner of a Stockholder which is a partnership.

     (e)  Termination of Restrictions.  The restrictions set forth in this
          ---------------------------
paragraph 2 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale, (ii) the date on which such Stockholder Share has been transferred pursuant to this paragraph 2 (other than subparagraph 2(d)), (iii) the fifth anniversary of the date of this Agreement or (iv) the consummation of a Qualified Public Offering.

     3.   Legend.  Each certificate evidencing Stockholder Shares and each
          ------
certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "The securities represented by this certificate are subject to a Stockholders Agreement dated as of December 7, 1995, among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 2 hereof.

     4.  Transfer.  Prior to transferring any Stockholder Shares (other than in
         --------
a Public Sale) to any person or entity, the transferring Stockholder shall cause the prospective

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transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

     5.   Definitions.
          -----------

     "Independent Third Party" means any person who, immediately prior to the
     -----------------------
contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

     "Permitted Transferee" shall have the meaning set forth in paragraph 2(d)
     --------------------
hereof.

     "Public Sale" means any sale of Stockholder Shares to the public pursuant
     -----------
to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

     "Qualified Public Offering" means the sale in an underwritten public
     -------------------------
offering registered under the Securities Act of shares of the Company's Common Stock resulting in aggregate gross proceeds to the Company of at least $10 million.

     "Securities Act" means the Securities Act of 1933, as amended from time to
     --------------
time.

     "Stockholder Shares" means (i) any Common Stock purchased or otherwise
     ------------------
acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause
(i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

     "Sale of the Company" means the sale of the Company to an Independent Third
     -------------------
Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     6.   Transfers in Violation of Agreement.  Any Transfer or attempted
          -----------------------------------
Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

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     7.   Amendment and Waiver.  Except as otherwise provided herein, no
          --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of at least a majority of the Stockholder Shares, respectively. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     8.   Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     9.   Entire Agreement.  Except as otherwise expressly set forth herein,
          ----------------
this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     10.  Successors and Assigns.  Except as otherwise provided herein, this
          ----------------------
Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

     11.  Counterparts.  This Agreement may be executed in separate counterparts
          ------------
each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     12.  Remedies.  The Company and the Stockholders shall be entitled to
          --------
enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     13.  Notices.  Any notice provided for in this Agreement shall be in
          -------
writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given

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

hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                        Centennial Communications Corp.
                        c/o 1999 Broadway, Suite 2100
                        Denver, Colorado 80202
                        Attention:  Stephen W. Schovee

The address for each Stockholder is set forth on the signature pages hereto.

     14.  Governing Law.  The corporate law of Delaware shall govern all issues
          -------------
concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

     15.  Descriptive Headings.  The descriptive headings of this Agreement are
          --------------------
inserted for convenience only and do not constitute a part of this Agreement.

                          *    *    *    *    *    *

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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


COMPANY                         CENTENNIAL COMMUNICATIONS CORP.


                                By /s/ Stephen W. Schovee
                                   ---------------------------------
                                Name:     Stephen W. Schovee
                                Title:    Acting President


STOCKHOLDERS                    CENTENNIAL FUND IV, L.P.
                                By:  Centennial Holdings IV, L.P.
                                Its: General Partner


                                By /s/ Steven C. Halstedt
                                   ---------------------------------
                                Name:     Steven C. Halstedt
                                Title:    General Partner
                                Address:  1999 Broadway
                                          Suite 2100
                                          Denver, CO 80202


                                CENTENNIAL HOLDINGS, INC.


                                By /s/ G. Jackson Tankersley, Jr.
                                   ---------------------------------
                                Name:     G. Jackson Tankersley, Jr.
                                Title:    President
                                Address:  1999 Broadway
                                          Suite 2100
                                          Denver, CO 80202


                                TELECOM PARTNERS, L.P.


                                By /s/ Stephen W. Schovee
                                   ---------------------------------
                                Name:     Stephen W. Schovee
                                Title:    Managing Member of its
                                            General Partner
                                Address:  1999 Broadway
                                          Suite 2100
                                          Denver, CO  80202

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